Exhibit 99.1

AEye Reports Second Quarter 2023 Results

DUBLIN, Calif.--(BUSINESS WIRE) -- AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the second quarter ended June 30, 2023.

Management Commentary

“AEye has taken a significant step forward this quarter in our path to commercialization in the automotive market,” said Matt Fisch, AEye CEO. “We’ve achieved major in-vehicle test milestones with three prestigious industry players, including NVIDIA and two global automotive OEMs; AEye has solidified a production-ready supply chain with Continental to deliver an ADAS product at a price well below $1,000; and we have been named a finalist for two automotive series production awards, with a strong pipeline of OEM RFQs representing a sizable revenue opportunity. Thanks to our capital-light licensing model and careful expense management, we accomplished these key milestones while reducing our cash burn rate. Looking ahead, we see momentum continuing to build throughout 2023 and beyond.”

Key Q2 2023 Financials

Overall, the cost reduction initiatives we implemented in the second quarter resulted in savings that exceeded our expectations and were an important driver in the improvement of our Q2 GAAP and non-GAAP net loss.

•	Revenue of $0.6 million in the second quarter of 2023.
•	GAAP net loss was $(16.0) million, or $(0.09) per share based on 175.7 million weighted average common shares outstanding.
•	Non-GAAP net loss was $(11.7) million, or $(0.07) per share based on 175.7 million weighted average common shares outstanding.
•	Cash, cash equivalents, and marketable securities were $58.7 million as of June 30, 2023.

Conference Call and Webcast Details

AEye management will hold a conference call today, August 7, 2023, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

•	Conference call: https://aeye.pub/3pNgUb0
•	Webcast: https://aeye.pub/43tMxEp

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information for the purpose of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

•	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to the registration statements on Form S-1, plus change in fair value of convertible note and warrant liabilities, plus stock issuance costs, plus one-time termination benefits, plus impairment of ROU assets, and
•	Adjusted EBITDA which is defined as non-GAAP net loss plus depreciation and amortization expense, less interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about the commercialization of AEye’s products, the achievement of certain milestones, the readiness of the supply chain, and AEye’s status with respect to certain automotive series production awards, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability.

Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s significant step forward in its path to commercialization in the automotive market may not result in the benefits anticipated, or if it does, in the time frame anticipated; (ii) the risks that AEye’s achievement of major in-vehicle test milestones may not result in the benefits anticipated, or if it does, in the time frame anticipated; (iii) the risks that the solidified production-ready supply chain with Continental may not result in the benefits anticipated, including the ability to deliver an ADAS product at a price well below $1,000, or if it does, in the time frame anticipated; (iv) the risks that AEye, despite being named a finalist for two automotive series production awards, may not be awarded one or both of the anticipated series production awards; (v) the risks that the strong pipeline of OEM RFQs, representing a sizable revenue opportunity, may not materialize in the time frame anticipated, or at all; (vi) the risks that the momentum may not continue to build throughout 2023 or beyond to the extent anticipated, or at all; (vii) the risks that AEye’s automotive-first strategy, capital-light model, and strategic partnership with Continental may not result in the anticipated opportunity for AEye to effectively capitalize on the market opportunity ahead, and such market opportunity, if any, may not be of the size AEye expected, materialize in the time frame anticipated, or create the anticipated value for our shareholders; (viii) the risks that AEye may fail to strengthen its competitive position or deliver on its key objectives due to supply chain disruptions, economic uncertainties, or otherwise; (ix) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (x) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xi) the risks that AEye may not continue to execute against its business plan to the extent anticipated, or at all; (xii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xiii) the risks that AEye is unable to adequately implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xvi) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the lingering effects of the COVID-19 pandemic, which continues to cause significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)
	June 30, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$18,392	$19,064
Marketable securities	40,260	75,135
Accounts receivable, net	290	617
Inventories, net	4,913	4,553
Prepaid and other current assets	3,297	6,181
Total current assets	67,152	105,550
Right-of-use assets	14,749	15,502
Property and equipment, net	7,783	7,665
Restricted cash	—	2,150
Other noncurrent assets	6,235	2,473
Total assets	$95,919	$133,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,520	$3,218
Accrued expenses and other current liabilities	9,020	9,764
Contract liabilities	150	987
Convertible notes	1,641	8,594
Total current liabilities	14,331	22,563
Operating lease liabilities, noncurrent	15,888	16,681
Other noncurrent liabilities	44	126
Total liabilities	30,263	39,370
Stockholders' Equity:
Preferred stock	—	—
Common stock	18	16
Additional paid-in capital	358,833	345,742
Accumulated other comprehensive loss	(390)	(1,279)
Accumulated deficit	(292,805)	(250,509)
Total stockholders’ equity	65,656	93,970
Total liabilities and stockholders’ equity	$95,919	$133,340

AEYE, INC. Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenue:
Prototype sales	$245	$195	$370	$530
Development contracts	326	511	837	1,258
Total revenue	571	706	1,207	1,788
Cost of revenue	1,911	1,427	4,172	2,909
Gross loss	(1,340)	(721)	(2,965)	(1,121)

Operating Expenses:
Research and development	5,897	10,762	15,339	19,338
Sales and marketing	2,604	5,323	8,872	9,939
General and administrative	6,345	9,827	14,899	21,157
Total operating expenses	14,846	25,912	39,110	50,434
Loss from operations	(16,186)	(26,633)	(42,075)	(51,555)

Other income (expense):
Change in fair value of convertible note and warrant liabilities	(116)	141	(926)	109
Interest income and other	301	350	578	774
Interest expense and other	(11)	(307)	165	(650)
Total other income (expense), net	174	184	(183)	233
Provision for income tax expense	19	18	38	26
Net loss	$(16,031)	$(26,467)	$(42,296)	$(51,348)

Per Share Data
Net loss per common share (basic and diluted)	$(0.09)	$(0.17)	$(0.25)	$(0.33)
Weighted average common shares outstanding (basic and diluted)	175,675,994	157,310,419	168,962,722	156,071,676

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Six months ended June 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(42,296)	$(51,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	666	463
Gain on sale of property and equipment, net	(52)	—
Noncash lease expense relating to operating lease right-of-use assets	706	654
Impairment of right-of-use assets	47	—
Inventory write-downs, net of scrapped inventory	544	335
Change in fair value of convertible note and warrant liabilities	926	(109)
Stock-based compensation	10,623	11,897
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(65)	826
Changes in operating assets and liabilities:
Accounts receivable, net	327	4,033
Inventories, current and noncurrent, net	(2,502)	(1,316)
Prepaid and other current assets	2,884	900
Other noncurrent assets	(2,164)	411
Accounts payable	282	932
Accrued expenses and other current liabilities	(785)	1,354
Operating lease liabilities	(749)	(859)
Contract liabilities	(837)	(1,285)
Net cash used in operating activities	(32,445)	(33,112)
Cash flows from investing activities:
Purchase of property and equipment	(808)	(1,759)
Proceeds from sale of property and equipment	96	—
Proceeds from redemptions and maturities of marketable securities	35,850	26,234
Net cash provided by investing activities	35,138	24,475
Cash flows from financing activities:
Proceeds from exercise of stock options	391	668
Taxes paid related to the net share settlement of equity awards	(1,051)	(3,400)
Payments for convertible note redemptions	(4,973)	—
Proceeds from issuance of common stock under the Common Stock Purchase Agreement	—	1,422
Proceeds from issuance of common stock through Employee Share Purchase Plan	118	—
Net cash used in financing activities	(5,515)	(1,310)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,822)	(9,947)
Cash, cash equivalents and restricted cash at beginning of period	21,214	16,333
Cash, cash equivalents and restricted cash at end of period	$18,392	$6,386

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(16,031)	$(26,467)	$(42,296)	$(51,348)
Non-GAAP adjustments:
Stock-based compensation	4,110	6,557	10,623	11,897
Expenses related to registration statement on Form S-1s	—	250	—	250
Change in fair value of convertible note and warrant liabilities	116	(141)	926	(109)
Stock issuance costs	—	28	—	28
One-time termination benefits	45	—	1,298	—
Impairment of right-of-use assets	47	—	47	—
Non-GAAP net loss	$(11,713)	$(19,773)	$(29,402)	$(39,282)
Depreciation and amortization expense	336	255	666	463
Interest income and other	(301)	(350)	(578)	(774)
Interest expense and other	(36)	279	(212)	622
Provision for income tax expense	19	18	38	26
Adjusted EBITDA	$(11,695)	$(19,571)	$(29,488)	$(38,945)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.17)	$(0.25)	$(0.33)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.07)	$(0.13)	$(0.17)	$(0.25)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	175,675,994	157,310,419	168,962,722	156,071,676
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	175,675,994	157,310,419	168,962,722	156,071,676

Company Contacts:

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Margaret Boyce

Financial Profiles, Inc.

mboyce@finprofiles.com

310-622-8247